UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2011

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 28, 2011, China Information Technology, Inc. (the “Company”) dismissed its principal independent accountant, BDO Limited (“BDO”) from its engagement with the Company, which dismissal was effective immediately. BDO was engaged by the Company on April 21, 2010. The decision to dismiss BDO as the Company’s principal independent accountant was approved by the Audit Committee of the Company on December 28, 2011.

There were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, within the period from BDO’s engagement and through the fiscal year of the Company ended December 31, 2010 and subsequently up to the date of dismissal which disagreements that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.

None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the period from BDO’s engagement and through the fiscal year of the Company ended December 31, 2010 and subsequently up to the date of dismissal.

BDO’s audit report on the financial statements and internal control over financial reporting for the fiscal year ended December 31, 2010 of the Company contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided BDO with a copy of this disclosure before its filing with the Securities and Exchange Commission (the “SEC”), providing BDO with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respect in which BDO does not agree with the statements contained herein. A letter from BDO dated December 29, 2011 is attached hereto as Exhibit 16.1.

On December 28, 2011, the Company engaged GHP Horwath, P.C. (“GHP”) to serve as its independent auditor, effective immediately. The decision to engage GHP as the Company’s principal independent accountant was approved by the Audit Committee of the Company on December 28, 2011.

GHP was previously engaged as the Company’s independent principal accountant as of and during the fiscal years ended December 31, 2006, 2007, 2008 and 2009 and for the subsequent interim period ended April 7, 2010. Due to the engagement of BDO on April 21, 2010, GHP did not perform an audit of the financial statements of the Company for the fiscal year ended December 31, 2010.

During the period of GHP’s prior engagement (i) there were no disagreements with GHP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to GHP’s satisfaction, would have caused GHP to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K except for the following: as described in GHP’s annual report dated March 15, 2009 on the Company’s internal control over financial reporting included in the Company’s Form 10-K for the fiscal year ended December 31, 2008, as amended, that in GHP’s opinion the Company had not maintained effective internal control over financial reporting as of December 31, 2008 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management agreed with GHP’s report.

The Company’s audit committee discussed with GHP its opinion that the Company had not maintained effective internal controls over financial reporting as of December 31, 2008. In addition, the Company has authorized GHP to respond fully to the inquiries of GHP’s successor accountant concerning such opinion.

A current report on Form 8-K was filed on April 22, 2010 to disclose the matters in connection with GHP’s dismissal on April 7, 2010 and is hereby incorporated by reference.

During the period commencing April 21, 2010, when BDO was engaged by the Company as its independent principal accountant, until December 28, 2011 when GHP was re-engaged in such capacity, the Company did not consult with GHP regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by GHP that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Description

16.1	Letter from BDO Limited dated December 29, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION TECHNOLOGY, INC.

Dated: December 29, 2011	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Description

16.1	Letter from BDO Limited dated December 29, 2011